Exhibit (d)(3)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association94-1347393

(Jurisdiction of incorporation or(I.R.S. Employer

organization if not a U.S. nationalIdentification No.)

bank)

101 North Phillips Avenue

Sioux Falls, South Dakota57104

(Address of principal executive offices)(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

_____________________________

Owl Rock Capital Corporation

(Exact name of obligor as specified in its charter)

245 Park Avenue, 41st Floor

New York, New York

(Address of Principal Executive Offices)

(212) 419-3000

(Registrant’s Telephone Number, including Area Code)

_____________________________

Debt Securities

(Title of the indenture securities)

Item 1.General Information.  Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.A copy of the Comptroller of the Currency Certificate of Corporate
Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.Copy of By-laws of the trustee as now in effect.*

Exhibit 5.Not applicable.

Exhibit 6.The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.Not applicable.

Exhibit 9.Not applicable.

*  Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 30th day of May, 2018.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/Yana Kislenko

Yana Kislenko

Vice President

EXHIBIT 6

May 30, 2018

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/Yana Kislenko

Yana Kislenko    Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2018, filed in accordance with 12 U.S.C. §161 for National Banks.

        Dollar Amounts

In Millions

        ______________

ASSETS

Cash and balances due from depository institutions:

Noninterest-bearing balances and currency and coin$ 17,369

Interest-bearing balances 184,177

Securities:

Held-to-maturity securities 141,338

Available-for-sale securities 255,739

Equity Securities with readily determinable fair value not held for trading          91

Federal funds sold and securities purchased under agreements to resell:

Federal funds sold in domestic offices         62

Securities purchased under agreements to resell  33,549

Loans and lease financing receivables:

Loans and leases held for sale    8,236

Loans and leases, net of unearned income              921,233

LESS: Allowance for loan and lease losses   9,937

Loans and leases, net of unearned income and allowance911,296

Trading Assets  47,470

Premises and fixed assets (including capitalized leases)    8,067

Other real estate owned       564

Investments in unconsolidated subsidiaries and associated companies  12,080

Direct and indirect investments in real estate ventures                                                  95

Intangible assets

Goodwill  22,467

Other intangible assets  17,972

Other assets  55,960

       ___________

Total assets          $1,716,532

LIABILITIES

Deposits:

In domestic offices          $1,300,220

Noninterest-bearing 419,558

Interest-bearing               880,662

In foreign offices, Edge and Agreement subsidiaries, and IBFs                57,496

Noninterest-bearing         740

Interest-bearing                  56,756

Federal funds purchased and securities sold under agreements to repurchase:

Federal funds purchased in domestic offices                  8,394

Securities sold under agreements to repurchase    6,610

        Dollar Amounts

In Millions

      _______________

Trading liabilities   10,762

Other borrowed money

(includes mortgage indebtedness and obligations under capitalized leases) 125,409

Subordinated notes and debentures   11,864

Other liabilities   31,546

_______

Total liabilities           $1,552,301

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                                                                                                                0

Common stock        519

Surplus (exclude all surplus related to preferred stock) 112,560

Retained earnings   53,885

Accumulated other comprehensive income    -3,088

Other equity capital components            0

________

Total bank equity capital  163,876

Noncontrolling (minority) interests in consolidated subsidiaries         355

Total equity capital  164,231

________

Total liabilities, and equity capital                        $1,716,532

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

      John R. Shrewsberry

        Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

Directors

Enrique Hernandez, Jr

Federico F. Pena

James Quigley